Exhibit 99.1

Company/Investor Contact:

Charles Jones

CJones & Associates Public Relations

888-557-6480

305-987-7418

cjones@cjonespr.com

Hemispherx Biopharma Announces Financial Results for the Six Months Ended June 30, 2016

The company continues to focus on commercial success by seeking co-development partners and working closely with the research and regulatory communities to bring disease fighting technologies to the world.

Conference Call Scheduled for Friday, August 19, 2016 at 11:00 AM EDT

PHILADELPHIA – August 15, 2016 - Hemispherx Biopharma (NYSE MKT: HEB) announced its financial results for the six months ended June 30, 2016. The net loss was approximately $3,467,000 or $(0.01) per share as compared to a net loss of $8,290,000 or ($0.04) per share for the same six month period in 2015. Cash, cash equivalents and marketable securities were approximately $6,512,000 at June 30, 2016 as compared to $8,910,000 as of December 31, 2015. The Company also has $1,750,000 of restricted cash which is designated for litigation settlement.

Hemispherx Biopharma has made changes to its senior management team and has implemented austerity measures which included the reduction of executive compensation and elimination of non-essential contractors and personnel. These measures have resulted in a significant reduction in costs and expenses. The company is now focusing on commercial success by seeking co-development partners and working closely with the research and regulatory communities to bring disease fighting technologies to the world.

Conference Call Information

Hemispherx will host a conference call at 11:00 a.m. Eastern Daylight Time (EDT) on Friday, August 19, 2016 to provide a general business update. Hemispherx will respond to various stockholder questions submitted prior to the call.

An audio replay of the conference call will be available on the Company’s website approximately one hour following the conclusion of the call.

Date:	Friday, August 19, 2016

Time:	11:00 AM EDT

Dial-in numbers:	800-346-7359 (domestic)

973-528-0008 (international)

Conference number:	27781

Questions:	ir@hemispherx.net by 5:00 PM EDT on Thursday, August 18, 2016

Audio Replay:	http://ir.hemispherx.net/Events_Presentations

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics rintatolimod (tradenames Ampligen® or Rintamod®) and Alferon® LDO. Rintatolimod is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Rintatolimod and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N approval in Argentina includes the use of Alferon N Injection (under the pending brand name “Naturaferon”) for use in any patients who fail or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “plans,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, below, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Disclosure Notice

The information in this press release includes certain "forward-looking” statements including without limitation statements about additional steps which the FDA may require and Hemispherx may take in continuing to seek commercial approval of the Ampligen® NDA for the treatment of Chronic Fatigue Syndrome in the United States. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect the chances for approval of the Ampligen® NDA in the United States and other countries. The clinical studies referenced herein have been previously reviewed by the FDA and are not, in and of themselves, a sufficient basis for approval in the United States. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of the Ampligen® NDA in the United States and other countries.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; and numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The production of new Alferon® API inventory will not commence until the validation phase is complete. While the facility is approved by FDA under the Biological License Application ("BLA”) for Alferon®, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. The validation phase is delayed until we are able to repair the damage caused by a flood that occurred on January 5, 2016 at the facility. While we have made progress in repairing the damage at the facility, we cannot assure when all repairs required to be made prior to seeking Pre-Approval Inspection by the FDA. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon® API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. With regard to our NDA for Ampligen® to treat CFS, we note that there are additional steps which the FDA has advised us to take in our seeking approval. The final results of these efforts and/or any other activities could vary materially from Hemispherx’s expectations. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of Ampligen® in the United States and other countries. No evidence is suggested that Ampligen® will be commercially approved for any treatment or that Alferon N Injection® will be commercially approved for potential new treatment indications or for new manufacturing procedures. Approval of Ampligen® for CFS in the Argentine Republic does not in any way suggest that the Ampligen® NDA in the United States will obtain commercial approval. Also, it is noted that ANMAT approval is only an initial, but important, step in the overall successful commercialization. Namely, additional steps required for commercialization in Argentina will require, among others, an appropriate reimbursement level, appropriate marketing strategies, completion of manufacturing preparations for launch (including possible requirements for approval of final manufacturing, etc., and there are no assurances as to whether or when such multiple subsequent steps will be successfully performed to result in an overall successful commercialization and product launch.